Exhibit 32.1

Certification*

In connection with the Quarterly Report of Biofrontera Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”) pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.§ 1350), I, Hermann Luebbert, Chief Executive Officer of the Company, do hereby certify, to the best of my knowledge:

1. The Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Quarterly Report.

Date: November 9, 2023	By:	/s/ Hermann Luebbert
Hermann Luebbert
Chief Executive Officer & Chairman
(Principal Executive Officer)

*	This certification accompanies the Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Biofrontera Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.